Exhibit 5.1

                     ARTER & HADDEN LLP
                1717 Main Street, Suite 4100
                    Dallas, Texas  75201
                     Tel:  214.761.2100
                     Fax:  214.741.7139


                        May 31, 2000



Board of Directors
ASD Systems, Inc.
3737 Grader Street, Suite 110
Garland, Texas  75041

     Re:  ASD Systems, Inc.
          Registration Statement on Form S-8
          1999 Long-Term Incentive Plan

Gentlemen:

     We have acted as counsel to ASD Systems, Inc., a Texas corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission on or about May 31, 2000, under the Securities Act of 1933, as amended (the
"Securities Act"), relating to 1,300,000 shares of the $0.0001 par value common stock (the "Common Stock") of the Company that will be issued on the exercise of stock options (collectively, the "Options") that may be granted in the future under the 1999 Long-Term Incentive Plan of ASD Systems, Inc. (the "Plan").

     You have requested the opinion of this firm with respect to certain legal aspects of the Registration Statement. This opinion relates only to the 1,300,000 additional shares of Common Stock issuable under the Registration Statement and does not relate to the 1,200,000 shares of Common Stock included in Registration Statement No. 333-93403. In connection therewith, we have examined and relied upon the original, or copies identified to our satisfaction, of (1) the Articles of Incorporation and the Bylaws of the Company; (2) minutes and records of the corporate proceedings of the Company with respect to the establishment and approval of the Plan, the amendment to the Plan to increase the number of shares of Common Stock issuable thereunder, and related matters; (3) the Registration Statement and exhibits thereto, including the Plan, as amended, and the form of stock option agreements used in connection with grants under the Plan; and (5) such other documents and instruments as we have deemed necessary for the expression of the opinions herein contained. In making the foregoing examinations, we have

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assumed the genuineness of all signatures and the
authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, and as to the content and form of the Articles of Incorporation, the Bylaws, minutes, records, resolutions and other documents or writings of the Company, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy.

     Based upon our examination, consideration of, and reliance on the documents and other matters described above, and subject to the comments and exceptions noted below, we are of the opinion that, assuming (i) the Options to be granted in the future will be duly granted in accordance with the terms of the Plan, (ii) the Company maintains an adequate number of authorized but unissued shares and/or treasury shares of Common Stock available for issuance to those persons who exercise Options granted under the Plan,
(iii) the exercise of Options is in accordance with the provisions thereof and in accordance with the provisions of the Plan, and (iv) the consideration for the shares of Common Stock issuable upon the exercise of the Options is actually received by the Company as provided in Plan, and such consideration exceeds the par value of such shares, then the shares of Common Stock to be issued pursuant to the exercise of the Options, will be validly issued, fully paid and nonassessable.

     We bring to your attention the fact that this legal opinion is an expression of professional judgment and not a guarantee of result. This opinion is rendered as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any changes in or new developments that might affect any matters or opinions set forth herein.

     This opinion is limited in all respects to the Texas
Business Corporation Act as in effect on the date hereof.

     We hereby consent to the filing of this opinion as
Exhibit 5.1 to the Registration Statement and to references to our firm included in or made a part of the Registration Statement. In giving this consent, we do not admit that we come within the category of person whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission thereunder. This opinion may not be relied upon by any person other than the addressee identified above.

                              Respectfully submitted,



                              ARTER & HADDEN LLP